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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
MGI PHARMA, Inc.



We consent to incorporation by reference in Registration Statements (Nos. 2-94654, 33-13785, 33-23098, 33-23099, 33-65026, 33-79024, 333-38453, 333-57691
and 333-36658) on Form S-8 and Registration Statements (Nos. 333-42140 and 333-50542) on Form S-3 of MGI PHARMA, Inc. of our reports dated February 5, 2001, except as to Note 17 which is as of February 28, 2001. Such reports relate to the financial statements and related financial statement schedule of MGI PHARMA, Inc. as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and are included in the Annual Report on Form 10-K of MGI PHARMA, Inc. for the fiscal year ended December 31, 2000.

Our report with respect to the financial statements refers to a change in method of recognizing revenue as a result of the adoption of the SEC Staff Accounting Bulletin No. 101.

                                  /s/ KPMG LLP



Minneapolis, Minnesota
March 21, 2001